Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX FIRST QUARTER REVENUES UP 3% SEQUENTIALLY

SAN JOSE, CA, JULY 17, 2003 – Xilinx, Inc. (Nasdaq: XLNX) today announced results for the first quarter of fiscal 2004.  For the quarter, Xilinx recorded revenues of $313.3 million and a net income of $46.2 million, or $0.13 per diluted share, including a pre-tax $6.4 million charge relating to litigation.  This compares to a net income of $49.4 million or $0.14 per share in the fourth quarter of fiscal 2003.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q1 FY 2004	Q4 FY 2003	Q1 FY 2003	Q-T-Q	Y-T-Y
Revenues	$313.3	$305.5	$289.9	3%	8%
Operating income	56.7	61.0	50.1	-7%	13%
Net income	46.2	49.4	41.0	-6%	13%
Net income per share	$0.13	$0.14	$0.12	-7%	8%

Sales of New Products increased 18% sequentially during the quarter.  Much of this growth was driven by continued strong customer adoption of the Virtex™-II and Spartan™-IIE FPGA families, which are used in a broad base of applications.  Additionally, sales from the newest Virtex product family, Virtex-II Pro™, tripled in the June quarter.

Sales from customers in Japan and Asia Pacific continued to increase on a sequential basis and represented a record 34% of total Xilinx sales in the June quarter, up from 32% in the prior quarter and up from 25% in the same quarter of the prior year.  Much of the growth in these regions is attributable to strength in consumer-oriented applications.  During the June quarter, the Consumer, Industrial & Other category increased 26% sequentially to a record 31% of Xilinx revenues, up from 25% in the prior quarter.  “Xilinx’s revenue growth in the Asia/Japan markets and in consumer applications is a testament to the increasing acceptance of programmable logic in regions that have traditionally been served by ASICs.  It also speaks to the continued success of Xilinx’s focused diversification efforts,” said Wim Roelandts, President and Chief Executive Officer.

Business Review – June Quarter FY04

•                  Xilinx generated $131 million in cash flow from operations.

•                  Total inventory days at Xilinx and worldwide distributors were 121 days, up from 117 days last quarter.

•                  Accounts receivables days sales outstanding were 40, down from 59 in the prior quarter.

•                  Capital expenditures and depreciation were $9 million and $13 million, respectively.

Revenue by Geography:

	Percentages			Growth Rates
	Q1 FY 2004	Q4 FY 2003	Q1 FY 2003	Q-T-Q	Y-T-Y
North America	44%	45%	53%	0%	-11%
Europe	22%	23%	22%	0%	13%
Japan	16%	15%	13%	10%	29%
Asia Pacific/ROW	18%	17%	12%	7%	61%

Revenue by End Market:

	Percentages			Growth Rates
	Q1 FY 2004	Q4 FY 2003	Q1 FY 2003	Q-T-Q	Y-T-Y
Communications	50%	50%	61%	3%	-11%
Storage & Servers	19%	25%	19%	-21%	9%
Consumer, Industrial & Other	31%	25%	20%	26%	67%

Revenue by Product*:

	Percentages			Growth Rates
	Q1 FY 2004	Q4 FY 2003	Q1 FY 2003	Q-T-Q	Y-T-Y
New	26%	23%	16%	18%	77%
Mainstream	54%	57%	63%	-3%	-8%
Base	13%	14%	15%	-2%	-3%
Support	7%	6%	6%	11%	16%

*Products are classified as follows:

New products: Spartan-IIE, Spartan-3™, Virtex-II, Virtex-II Pro, Virtex-II Easypath™ and CoolRunner®- II products

Mainstream products: XC4000XL, XC4000XLA, XC4000XV, Spartan-II, SpartanXL, XC9500XL, XC9500XV, CoolRunner, Virtex®-E, Virtex products

Base products: XC2000, XC3000, XC3100, XC4000, XC5200, XC9500, Spartan, XC4000E, XC4000EX products

Support products: Configuration solutions, HardWire™, Software & Support/Services

Product Highlights – June Quarter FY04

•                  Xilinx shipped its ten millionth Virtex FPGA during the quarter.  Beginning with the introduction of the first Virtex product in August 1998, this family has rapidly become the industry’s most popular FPGA, setting records for speed, density and revenue growth.  Today, the Virtex family represents over 80 percent of the industry for FPGAs at 1.5 volts and below.

•                  The industry leading Virtex-II Pro family offers embedded processing and high-speed transceiver technologies at no incremental cost to the customer.  Currently, six Virtex-II Pro parts are qualified and in production on 300mm technology.

•                  Spartan FPGAs continued to lead the way into consumer-oriented applications during the quarter.  Sales from the Spartan family represented a record 19% of total Xilinx revenues in the June quarter, up from 17% in the prior quarter and up from 13% in the same quarter a year ago.

•                  Additionally, the newly introduced Spartan-3 family of FPGAs is quickly gaining traction at existing and new customers.  Spartan-3 devices are the industry’s only FPGAs manufactured using 90nm technology, which will enable significant cost advantages for Xilinx and our customers.

Business Outlook – September Quarter FY04

•      Revenues expected to be flat to slightly up sequentially.

•      Gross margin expected to improve slightly.

•      GAAP-basis operating expenses expected to decrease by 4%.

•      Other income should approximate $5.5 million.

•      Tax rate expected to be 25% for fiscal year 2004.

•      Fully diluted share count expected to approximate 353 million.

Business Update – September Quarter FY04

A second quarter business update will be issued in the form of a press release after the market closes on Tuesday, September 9, 2003.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, potential impact to customer ordering patterns, customer acceptance of our new products, the ability of our customers to manage their inventories, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to successfully migrate to 300mm wafers as well as to 130nm and 90nm process technology, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, stock price fluctuations and amount of share buyback, and other risk factors listed in our most recent Form 10K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands except per share amounts)

	Three months ended
	Jun. 28, 2003	Jun. 29, 2002	Mar. 29, 2003

Net revenues	$313,287	$289,853	$305,514

Cost of revenues	125,099	120,336	122,351

Research and development	59,542	56,776	57,004

Selling, general and administrative	62,013	58,897	61,646

Amortization of other intangibles	3,535	3,722	3,539

Litigation settlements	6,400	—	—

Total costs and expenses	256,589	239,731	244,540

Operating income	56,698	50,122	60,974

Impairment loss on investments	—	—	(2,171)
Interest and other income, net	4,957	5,291	7,967

Income before income taxes	61,655	55,413	66,770

Provision for income taxes	15,414	14,407	17,361

Net income	$46,241	$41,006	$49,409

Basic net income per share	$0.14	$0.12	$0.15
Diluted net income per share	$0.13	$0.12	$0.14

Common and equivalent shares used in computing net income per share amounts:
Basic	339,761	336,518	337,920
Diluted	351,780	351,858	348,410

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Jun. 28, 2003	Mar. 29, 2003 (1)
	(unaudited)

Current assets

Cash, cash equivalents and short-term investments	$829,162	$675,595

Accounts receivable, net	137,010	197,690

Inventories	115,338	111,504

Deferred tax assets and other current assets	207,083	190,493

Total current assets	1,288,593	1,175,282

Property, plant and equipment, net	377,698	382,983

Long-term investments	413,099	434,369

Investment in United Microelectronics Corp.	231,159	209,293

Other assets	212,647	219,749

Total assets	$2,523,196	$2,421,676

Current liabilities

Accounts payable and accrued liabilities	$245,472	$193,003

Deferred income on shipments to distributors	114,878	120,831

Total current liabilities	360,350	313,834

Deferred tax liabilities	135,076	157,103

Stockholders’ equity

Common stock and additional paid-in capital	763,508	747,556

Retained earnings	1,265,013	1,218,579

Treasury stock, at cost	(1,289)	(541)

Accumulated other comprehensive income (loss)	538	(14,855)

Total stockholders’ equity	2,027,770	1,950,739

Total liabilities and stockholders’ equity	$2,523,196	$2,421,676

(1)          Derived from audited financial statements

Xilinx, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	June 28, 2003	June 29, 2002

Cash flows from operating activities:
Net income	$46,241	$41,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,582	18,682
Amortization of deferred compensation	1,131	2,084
Net gain on sale of available-for-sale securities	(2,040)	(1,071)
Litigation settlements	6,400	—
Tax benefit from exercise of stock options	10,261	7,986
Changes in assets and liabilities:
Accounts receivable, net	60,680	(19,389)
Inventories	(3,834)	(1,878)
Deferred income taxes	(3,240)	(3,067)
Prepaid expenses and other current assets	(16,957)	(30,223)
Other assets	4,071	(673)
Accounts payable	8,382	42,000
Accrued liabilities	2,653	8,382
Income taxes payable	5,091	8,670
Deferred income on shipments to distributors	(5,953)	1,735
Total adjustments	85,227	33,238
Net cash provided by operating activities	131,468	74,244

Cash flows from investing activities:
Purchases of available-for-sale securities	(461,864)	(329,826)
Proceeds from sale or maturity of available-for-sale securities	464,332	270,019
Purchases of property, plant and equipment	(8,604)	(10,880)
Net cash used in investing activities	(6,136)	(70,687)

Cash flows from financing activities:
Acquisition of treasury stock	(9,383)	(27,967)
Proceeds from issuance of common stock	13,413	9,401
Net cash provided by (used in) financing activities	4,030	(18,566)

Net increase (decrease) in cash and cash equivalents	129,362	(15,009)

Cash and cash equivalents at beginning of period	213,995	230,336

Cash and cash equivalents at end of period	$343,357	$215,327